EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, and 333-85900) of Harvest Natural Resources, Inc. of our report dated March 12, 2014 relating to the financial statements of Petrodelta, S. A. at December 31, 2013 presented in accordance with International Reporting Standards, which appears in this Annual Report on Form 10-K.

/s/ PGFA Perales, Pistone & Asociados

Valencia, Venezuela

March 17, 2014